UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported) September 1, 2005

                        Commission File Number 000-32193

                           E. J. NAK MATTRESS COMPANY
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

              UTAH                                           87-0369125
  -------------------------------                      ----------------------
  (State or other jurisdiction of                         (I.R.S. Employer
   incorporation or organization)                      Identification Number)

                       Box 72, Ardrossan, Alberta, Canada
                     ---------------------------------------
                    (Address of principal executive offices)

                                     T8E 2A1
                                  -----------
                                   (Zip Code)

                                 (780) 993-3339
                ------------------------------------------------
                (Registrant's Executive Office Telephone Number)

  Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

         [ ] Written communications pursuant to Rule 425 under the Securities
Act

         [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

         [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

         [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01  Other Events

         On September 1, 2005, the Company entered into an agreement with Chongquing Huading Modern Biopharmaceutics Co., Ltd., a Chinese biopharmaceutical company, ("Chongquing"), subject to the approval of the shareholders of Chongquing, to acquire up to 100% of the issued and outstanding common shares of Chongquing in exchange for restricted common shares of the Company. Following the transaction, it is anticipated that the Chongquing shareholders could own up to 70% of the outstanding common stock of the Company, which could result in a change in control of the Company.

         Completion of this agreement is also subject to the Company raising $8,000,000 to be used to implement the business plans of the two corporations. The closing of this agreement may occur at any time within 120 days of September 1, 2005, unless extended by the parties.

         None of the officers, directors or control shareholders of the Company is an officer, director or control shareholder of Chongquing.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                                E. J. Nak Mattress Company



Date: September 12, 2005                        By:  /s/ Warren Jackson
                                                   --------------------------
                                                   Warren Jackson, President